UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	October 17, 2012
(Date of earliest event reported):	October 16, 2012

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                             717-291-2411
Former name or former address, if changed since last Report:                              N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On October 16, 2012, the Board of Directors of Fulton Financial Corporation (“Fulton”) elected Denise L. Devine and Ernest J. Waters to serve as directors of Fulton effective December 17, 2012.  In addition, once they join Fulton’s board, Ms. Devine will serve as a member of Fulton’s Audit and Human Resources Committees, and Mr. Waters will serve as a member of Fulton’s Audit and Risk Management Committees.  Fulton’s board determined that both Ms. Devine and Mr. Waters are independent pursuant to NASDAQ and Securities and Exchange Commission rules. Ms. Devine and Mr. Waters will both hold office for a term expiring at the Fulton annual meeting of shareholders on April 29, 2013, and until their successors are elected and qualified.

 Ms. Devine, age 57, of Media, Pennsylvania, is the founder and Chief Executive Officer of Nutripharm, Inc., a company that has generated a portfolio of composition and process patents to create innovative natural food, beverage, pharmaceutical and nutraceuticeutical products that facilitate optimal nutrition and lifelong health.  She is also founder and CEO of an affiliate company, Froose Brands, LLC, which is dedicated to developing and marketing convenient and natural beverage and snack solutions for the healthy growth and development of children.

Mr. Waters, age 63, of York, Pennsylvania, is retired from Metropolitan Edison Company, a FirstEnergy Corp. company, where he served as area vice president and area manager. Prior to joining the Metropolitan Edison Company, Waters was a public accountant and business consultant in Philadelphia. He is a member of the American Institute of Certified Public Accountants and has served on the board of directors of Fulton Bank, N.A. since 2011. Mr. Waters has also served on the board of directors of The York Water Company (NASDAQ:YORW) since 2007.

There is no arrangement or understanding between Ms. Devine or Mr. Waters and any other persons pursuant to which either Ms. Devine or Mr. Waters was selected as a director.  Fulton’s subsidiary banks have entered into lending and other transactions in the ordinary course of business with Fulton’s executive officers, directors (including Ms. Devine and Mr. Waters), nominees, and their associates, and Fulton expects to have such transactions with these parties in the future. Such transactions have been on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and transactions with persons not related to Fulton, and did not involve more than the normal risk of collectability or present other unfavorable features.

 Ms. Devine and Mr. Waters will receive the standard compensatory and other agreements and arrangements provided to other non-employee directors of Fulton, and this includes but is not limited to, awards under Fulton’s 2011 Directors’ Equity Participation Plan and payments for meeting and retainer fees as described in Fulton’s Proxy Statement dated March 28, 2012.

 On October 17, 2012, Fulton issued a press release, attached as Exhibit 99.1 and incorporated by reference to this Form 8-K, to announce the election of Ms. Devine and Mr. Waters.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press Release dated October 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2012	Fulton Financial Corporation By: /s/ Craig A. Roda Craig A. Roda Senior Executive Vice President